                                                                     EXHIBIT 4.9



________________________________________________________________________________





                    CAPITAL SECURITIES GUARANTEE AGREEMENT


                                    BETWEEN


                           DOMINION RESOURCES, INC.
                                (AS GUARANTOR)


                                      AND



                           THE CHASE MANHATTAN BANK
                                 (AS TRUSTEE)



                                  DATED AS OF

                             ______________, 199_




________________________________________________________________________________

                               TABLE OF CONTENTS

                                 ARTICLE I
                                DEFINITIONS


     1.1  Definitions.............................................   2


                                  ARTICLE II
                              TRUST INDENTURE ACT

     2.1  Trust Indenture Act; Application........................   5
     2.2  List of Holders.........................................   5
     2.3  Reports by the Guarantee Trustee........................   6
     2.4  Periodic Reports to the Guarantee Trustee...............   6
     2.5  Evidence of Compliance with Conditions Precedent........   6
     2.6  Events of Default; Waiver...............................   6
     2.7  Event of Default; Notice................................   7
     2.8  Conflicting Interests...................................   7

                                  ARTICLE III
              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     3.1  Powers and Duties of the Guarantee Trustee..............   7
     3.2  Certain Rights of Guarantee Trustee.....................   9
     3.3  Compensation............................................  12
     3.4  Indemnity...............................................  12


                                  ARTICLE IV
                               GUARANTEE TRUSTEE

     4.1  Guarantee Trustee: Eligibility..........................  12
     4.2  Appointment, Removal and Resignation of the
          Guarantee Trustee.......................................  13

                                   ARTICLE V
                                   GUARANTEE

     5.1  Guarantee...............................................  14
     5.2  Waiver of Notice and Demand.............................  14
     5.3  Obligations Not Affected................................  14
     5.4  Rights of Holders.......................................  15

     5.5  Guarantee of Payment................................  16
     5.6  Subrogation.........................................  16
     5.7  Independent Obligations.............................  16
     5.8  Merger or Consolidation of Guarantor................  16

                                  ARTICLE VI
                                 SUBORDINATION

     6.1  Subordination.......................................  17
     6.2  Pari Passu to Similar Guarantees....................  17

                                  ARTICLE VII
                                  TERMINATION

     7.1  Termination.........................................  18
     7.2  Termination of Old Guarantee........................  18

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Successors and Assigns..............................  18
     8.2  Amendments..........................................  18
     8.3  Notices.............................................  18
     8.4  Benefit.............................................  20
     8.5  Interpretation......................................  20
     8.6  Governing Law.......................................  20

                     CAPITAL SECURITIES GUARANTEE AGREEMENT


     THIS CAPITAL SECURITIES GUARANTEE AGREEMENT, dated as of _______________ (the "Guarantee Agreement"), is executed and delivered by DOMINION RESOURCES, INC., a Virginia corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of DOMINION RESOURCES CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of December 8, 1997 (the "Trust Agreement"), among the Guarantor, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer, the Issuer issued $250,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its Capital Securities, Liquidation Amount $1,000 per Capital Security (the "Old Capital Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the proceeds from the issuance of the Old Capital Securities, together with the proceeds from the issuance of the Issuer's Common Securities (as defined in Section 1.1), were used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which were deposited with The Chase Manhattan Bank, as Property Trustee, under the Trust Agreement, as trust assets;

     WHEREAS, as an incentive for the Holders to purchase the Old Capital Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in that certain Capital Securities Guarantee Agreement dated as of December 8, 1997 (the "Old Guarantee Agreement") between the Guarantor and the Guarantee Trustee, for the benefit of the Holders of the Old Capital Securities, to pay to the Holders of the Old Capital Securities the Guarantee Payments (as defined therein) (the "Old Guarantee") and to make certain other payments on the terms and conditions set forth therein;

     WHEREAS, pursuant to that certain Guarantee Exchange and Registration Rights Agreement, dated as of December 8, 1997 (the "Guarantee Exchange and Registration Rights Agreement"), among the Guarantor, the Issuer and certain Purchasers named therein, the Guarantor and the Issuer agreed that if the Guarantor and the Issuer file a registration statement (the "Registration Statement") to exchange the Old Capital Securities for a like amount of new capital securities (the "New Capital Securities" and, together with the Old Capital Securities, the

"Capital Securities"), then the Guarantor and the Issuer will simultaneously include in the Registration Statement an offer to exchange the Old Guarantee for the Guarantee (as defined herein) for the benefit of the Holders of the Capital Securities;

     WHEREAS, on ___________, 199_, the Guarantor and the Issuer filed the Registration Statement;

     WHEREAS, pursuant to the Guarantee Exchange and Registration Rights Agreement, the Guarantor and the Issuer wish to exchange the Old Guarantee for the Guarantee;

     WHEREAS, the Guarantee will be substantially identical to the Old Guarantee except that the Guarantee will be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, as required by the Guarantee Exchange Registration Rights Agreement, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined in Section 1.1) and to make certain other payments on the terms and conditions set forth herein;

     NOW, THEREFORE, as required by the Guarantee Exchange Registration Rights Agreement, the Guarantor executes and delivers this Capital Securities Guarantee Agreement and pursuant to Section 5.1 hereof extends the Guarantee for the benefit of the Holders from time to time of the Capital Securities.


                                   ARTICLE I
                                  DEFINITIONS

     1.1 DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to be an Affiliate of the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

          "Business Days" has the meaning set forth in the Trust Agreement.

          "Capital Securities" has the meaning set forth in the preamble to this Guarantee Agreement.

          "Common Securities" means the 7.83% Common Securities (Liquidation Amount $1,000 per Common Security) of the Issuer.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee or any Holder (with a copy to the Guarantee Trustee) and shall not have cured such default within 60 days after receipt of such notice.

          "Guarantee" has the meaning set forth in Section 5.1.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer shall have funds legally available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to but excluding the date of redemption (the "Redemption Price") with respect to any Capital Securities called for redemption by the Issuer, to the extent the Issuer shall have funds legally available therefor at such time, and (iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders in accordance with Article IX of the Trust Agreement, the lesser of
(a) the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions on the Capital Securities to but excluding the date of payment, to the extent the Issuer shall have funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

          "Guarantee Trustee" means The Chase Manhattan Bank, hereby appointed as such by the Guarantor, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

          "Indenture" means the Indenture dated as of December 1, 1997 between the Guarantor and The Chase Manhattan Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of December 1, 1997, and as may be further supplemented or amended from time to time.

          "List of Holders" has the meaning specified in Section 2.2(a).

          "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s) of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Issuer.

          "Officers' Certificate" means, with respect to the Guarantor, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President (whether or not designated by a number or a word or words added before or after the title Vice President), and by the Treasurer, an Assistant Treasurer, the Controller, the Corporate Secretary or an Assistant Corporate Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than pursuant to Section 2.4) shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Corporate Secretary, any Assistant Corporate Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer, any Trust Officer or Assistant Trust Officer or any other officer of the corporate trust department of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Senior Indebtedness of the Guarantor," for purposes of this Guarantee Agreement, has the meaning set forth in Section 6.1 hereof.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II
                              TRUST INDENTURE ACT

     2.1  TRUST INDENTURE ACT; APPLICATION.

          (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by

Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     2.2  LIST OF HOLDERS.

          (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, not more than five days after May 15 and November 15 of each year, beginning with May 15, 1998, a list, in such form as the Guarantee Trustee may reasonably require, of the names an addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with the obligations imposed under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act as if it were subject to the Trust Indenture Act.

     2.3 REPORTS BY THE GUARANTEE TRUSTEE. Not later than 60 days after September 15 of each year, commencing September 15, 1998, the Guarantee Trustee shall provide to the Holders such reports, dated as of such September 15, as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     2.4 PERIODIC REPORTS TO THE GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314(a) of the Trust Indenture Act and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before May 1 in each year beginning in 1998.

     2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act, regardless of whether those provisions actually apply to this Guarantee Agreement. Any certificate or opinion required to be given by an officer of the type mentioned in Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

     2.6 EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

     2.7  EVENT OF DEFAULT; NOTICE.

          (a) The Guarantee Trustee shall, within 10 Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first-class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor or a Holder or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice from the Guarantor or a Holder of such Event of Default.

     2.8 CONFLICTING INTERESTS. The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     3.1  POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting in the Successor Guarantee Trustee and cessation of right, title and interest with respect to the Guarantee Trustee shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders, which actions may include, without limitation (but subject to Section 5.4 hereof), (a) recovering judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) filing such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Capital Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act (were it applicable hereto) are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

               (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under the terms of this Guarantee Agreement.

     3.2  CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

          (a) Subject to the provisions of Section 3.1:

               (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

               (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

               (iv) The Guarantee Trustee may consult with legal counsel of its own selection, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

               (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Guarantee Trustee such adequate security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

               (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder; provided, however, that the Guarantee Trustee shall be responsible for its own negligence with respect to the selection of any such agent or attorney appointed by it hereunder.

               (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

               (ix) Any action take by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

               (x) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Guarantee Agreement.

               (xi) Except as otherwise expressly provided by this Guarantee Agreement, the Guarantee Trustee shall not be under any obligation to take any action that is discretionary hereunder.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     3.3 COMPENSATION. The Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

     3.4 INDEMNITY. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

                                   ARTICLE IV
                               GUARANTEE TRUSTEE

     4.1  GUARANTEE TRUSTEE: ELIGIBILITY.

          (a) There shall at all times be a Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of its supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

     4.2  APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

          (a) Subject to Section 4.2(b) and unless an Event of Default has occurred and is continuing, the Guarantee Trustee may be appointed, or removed without cause, at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or

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until its removal or resignation. The Guarantee Trustee may resign from office
(without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee. If the Guarantee Trustee shall so resign and an Event of Default has occurred and is continuing, a Successor Guarantee Trustee may be appointed by the Holders of a majority in Liquidation Amount of the Capital Securities.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

          (f) Upon termination of this Guarantee Agreement or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all accrued and unpaid amounts due to the Guarantee Trustee through the date of such termination, removal or resignation.


                                   ARTICLE V
                                   GUARANTEE

     5.1 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment (the "Guarantee"). The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     5.2 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of the Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to

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require a proceeding first against the Guarantee Trustee, Issuer or any other
Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     5.3 OBLIGATIONS NOT AFFECTED. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders or Property Trustee to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders or Property Trustee pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the

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

Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     5.4 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, provided, however, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Guarantee Trustee in good faith shall, by a Responsible Officer or Officers of the Guarantee Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not party to such direction, and provided further that nothing in this Guarantee Agreement shall impair the right of the Guarantee Trustee to take any action deemed proper by the Guarantee Trustee and which is not inconsistent with such direction; and (iv) to the fullest extent permitted by law, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a proceeding against the Guarantee Trustee, the Issuer or any other Person. The Guarantor waives any right to require that any action be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

     5.5 GUARANTEE OF PAYMENT. This Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

     5.6 SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce

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

or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     5.7 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive of Section 5.3 hereof.

     5.8 MERGER OR CONSOLIDATION OF GUARANTOR. The Guarantor covenants that it will not consolidate with or merge into any other Person, or transfer, convey or lease all or substantially all of its assets or properties to any other Person, and no other Person shall consolidate with or merge into the Guarantor, or transfer, convey or lease all or substantially all of its assets to the Guarantor, unless (i) either the Guarantor shall be the continuing corporation, or the successor shall be a Person organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such successor shall expressly assume the Guarantor's obligations under this Guarantee Agreement by written instrument in form satisfactory to the Trustee, executed and delivered to the Trustee by such successor, (ii) immediately after such merger or consolidation, or such transfer, conveyance or lease, no Event of Default hereunder, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing, (iii) such consolidation, merger, transfer, conveyance or lease is permitted under the Trust Agreement and Indenture and does not give rise to any breach or violation of the Trust Agreement or Indenture, and (iv) the Guarantee Trustee shall have received an opinion of counsel of the Guarantor or such successor Person, as the case may be, to the effect that such consolidation, merger, transfer, conveyance or lease and any such assumption complies with the provisions of this Section and that all conditions precedent herein relating to such transaction have been complied with.


                                   ARTICLE VI
                                 SUBORDINATION

     6.1 SUBORDINATION. The obligations of the Guarantor under this Guarantee Agreement constitute unsecured obligations of the Guarantor and rank subordinate and junior in right of payment to all Senior

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

Indebtedness of the Guarantor, which means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations of the Guarantor for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for the account of the Guarantor, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts (including but not limited to contracts in the spot, forward and futures markets, options and contracts for differences), interest rate commodity and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii),
(iii) and (iv) above whether outstanding on the date of execution of this Guarantee Agreement or thereafter incurred, except (a) those liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Guarantor under this Guarantee Agreement and (b) liabilities arising under similar guarantee agreements as described in Section 6.2 hereof.

     6.2 PARI PASSU TO SIMILAR GUARANTEES. The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) the Debentures and (ii) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred securities or capital securities issued by any DRI Trust (as defined in the Indenture).


                                  ARTICLE VII
                                  TERMINATION

     7.1 TERMINATION. This Guarantee Agreement shall terminate and be of no further force and effect upon the earliest of (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this

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

Guarantee Agreement. Sections 3.3 and 3.4 hereof shall survive the termination of this Guarantee Agreement.

     7.2 TERMINATION OF OLD GUARANTEE. The Old Guarantee Agreement is hereby terminated and shall have no further force and effect except insofar as required by Section 7.1 therein.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger, transfer, conveyance or lease involving the Guarantor that is permitted under Section 5.8 of this Guarantee Agreement, the Guarantor shall not assign its obligations hereunder.

     8.2 AMENDMENTS. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of all the outstanding Capital Securities. The provisions of the Trust Agreement concerning meetings or consents of the Holders shall apply to the giving of such approval.

     8.3 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and personally delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders and the Guarantee Trustee:

               Dominion Resources, Inc.
               901 E. Byrd Street
               Richmond, Virginia 23219
               Facsimile No.:  804) 775-5819
               Attention:  Treasurer

          (b) If given to the Issuer, at the Issuer's address set forth below or such other address as the Issuer may give notice to the Holders and the Guarantee Trustee:

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

               Dominion Resources Capital Trust I
               c/o Dominion Resources, Inc.
               901 E. Byrd Street
               Richmond, Virginia 23219
               Facsimile No.: (804) 775-5819
               Attention: Treasurer

          with a copy to:

               The Chase Manhattan Bank
               450 W. 33rd Street
               New York, New York 10001
               Facsimile No.: (212) 946-8159
               Attention:  Corporate Trustee
                           Administration Department

          (c) If given to the Guarantee Trustee, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantee Trustee may give notice to the Holders:

               The Chase Manhattan Bank
               450 West 33rd Street
               New York, New York 10001
               Facsimile No.: (212) 946-8159
               Attention: Corporate Trustee
                          Administration Department

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or three days after being mailed by first class mail, postage prepaid.

     8.4 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

     8.5 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

          (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

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

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise specified;

          (f) a reference to the singular includes the plural and vice versa;
and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     8.6 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                               DOMINION RESOURCES, INC.



                               BY:   ___________________________________
                                     NAME:
                                     TITLE:



                               THE CHASE MANHATTAN BANK, AS GUARANTEE
                                 TRUSTEE



                               BY:   ___________________________________
                                     NAME:
                                     TITLE:

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